Exhibit 99.1

Hennessy Capital Acquisition Corp.

Announces Closing of its Business Combination with Blue Bird

Blue Bird becomes a Publicly Traded Company to trade under

Ticker Symbol BLBD Commencing February 25, 2015

HOUSTON, TEXAS AND FORT VALLEY, GEORGIA – February 24, 2015 - Hennessy Capital Acquisition Corp. (NASDAQ: HCAC, HCACU, HCACW) (“HCAC”) (“Hennessy”) today announced the completion of its previously announced acquisition of School Bus Holdings, Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name, from The Traxis Group B.V., which is majority owned by funds affiliated with Cerberus Capital Management, L.P. Cerberus affiliates will continue to own approximately 58% of the outstanding common shares (including shares issuable upon consummation of the pending public warrant exchange offer and sponsor warrant exchange and excluding shares issuable upon conversion of the Company’s Series A Preferred Stock and shares issuable upon exercise of unsurrendered warrants). The business combination was approved at Hennessy’s special meeting of stockholders that concluded on February 23, 2015. Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927. As part of the transaction, Hennessy changed its name to Blue Bird Corporation (NASDAQ: BLBD, BLBDW).

The Company expects that effective Wednesday, February 25, 2015, the Company will be publicly traded on NASDAQ under common stock ticker symbol “BLBD,” and the ticker symbol for the Company’s warrants will be “BLBDW.”

“We are thrilled to have completed our business combination with Blue Bird,” said Daniel J. Hennessy, the former Chairman and Chief Executive Officer of Hennessy, who will assume the role of Vice Chairman of the combined company. “Blue Bird is an iconic brand that has demonstrated significant growth momentum. We are excited by the prospects for continued growth as management executes on their strategy.”

The Company will have a new Board of Directors that will bring in six members of Blue Bird’s existing board. Chan Galbato, CEO of Cerberus Operations and Advisory Company, LLC, who has served as non-executive Chairman of the Blue Bird Board of Directors since 2009, will continue in that capacity with the combined company.

Phil Horlock, President and Chief Executive Officer of Blue Bird, will continue to serve in those roles and will hold a seat on the new board. The remainder of the Blue Bird management team will also remain in place and are committed to continuing to deliver outstanding customer service, support and value. The Company will remain located in Fort Valley, Georgia.

“Today is an exciting day for Blue Bird and marks a new chapter in our history,” commented Phil Horlock. “We have a strong reputation for product quality as our focus has always been to build the world’s finest school bus. Our passion for safety, quality, durability and serviceability runs through our entire workforce and can be seen in the industry-leading buses we produce every day. We will continue to pursue new opportunities that drive customer satisfaction, growth and profitability.”

Chan Galbato stated, “Blue Bird is led by an experienced and committed management team that is focused on delivering results and maintaining great relationships with customers, dealers, employees and shareholders. We look forward to working together to drive continued growth in shareholder value.”

Hennessy was advised by Sidley Austin LLP and Ellenoff Grossman & Schole LLP as legal counsel with BMO Capital Markets Corp., Stifel, Nicolaus & Company Incorporated and XMS Capital Partners, LLC as financial advisors. Blue Bird was advised by Schulte Roth & Zabel LLP and Lowenstein Sandler LLP as legal counsel with Evercore as financial advisor.

About Blue Bird

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Forward Looking Statements & Risk Factors

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Ability to be successful in the Company’s appeal of the delisting determination by the staff of the Listing Qualifications Department of the NASDAQ Stock Market and to meet NASDAQ’s listing standards, including having the requisite number of stockholders

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by Hennessy Capital or the continuing company (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

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Contact

Jeff Merten

Director, Investor Relations & New Business Development

Blue Bird Corporation

(478) 822-2496

Jeff.Merten@blue-bird.com

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